UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2011

VERTICAL HEALTH SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-23201	59-3635262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

7760 France Avenue South, 11th Floor

Minneapolis, Minnesota 55435

(Address of principal executive offices) (Zip Code)

(612) 568-4210

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Initial Closing of Offering

On June 7, 2011, Vertical Health Solutions, Inc. doing business as OnPoint Medical Diagnostics (the “Company”) completed the initial closing of a private placement (the “Offering”) to accredited investors of 525,000 units, at a purchase price of $1.00 per unit, for approximately $525,000 in gross proceeds. Each unit consisted of one share of common stock, par value $0.001 per share (the “Common Stock”) and a warrant to purchase 0.5 shares of Common Stock (the “Warrants”).  Pursuant to a Confidential Private Placement Memorandum, the Company issued an aggregate of approximately 525,000 shares of Common Stock, together with warrants to purchase approximately 262,500 shares of Common Stock at an exercise price of $2.00 per share.  All subscription payments received from accredited investors were held in an escrow account maintained by Private Bank Minnesota, Minneapolis, Minnesota (“Escrow Agent”), pending receipt and acceptance of payments of $500,000.

In connection with the Offering, the Company engaged Emergent Financial Group, Inc. to act as exclusive placement agent (the “Placement Agent”). The Placement Agent in the Offering will receive commissions of 10% of the gross proceeds of the Offering and a corporate finance fee of 3% of the gross proceeds of the Offering for providing certain services as Placement Agent.  The Placement Agent will also receive a five-year warrant to buy a number of shares of Common Stock equal to 10% of the number of shares of Common Stock sold in the Offering and the shares of Common Stock that may be issued upon the exercise of Warrants sold in the Offering, subject to certain limitations (the “Placement Agent Warrant”).  The Placement Agent Warrant will have an exercise price of $2.00 per share and will be issued at the final closing of the Offering.  In addition, the Placement Agent will be reimbursed, on an accountable basis, for up to $15,000 of its fees and expenses in connection with the Offering.

Additional closings of the Offering may be held until the earlier of June 30, 2011 (which date may be extended up to an additional 45 days at the request of the Company and the Placement Agent) or the completion of the sale of up to an aggregate maximum gross proceeds of $5,000,000.  The net proceeds of the Offering shall be used (i) to support the development and commercialization of MRI quality assurance software technologies; (ii) to support the development and commercialization of quality assurance software technologies for additional diagnostic modalities; and (iii) for general corporate purposes.

The securities sold in the Offering were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Conversion of 10% Notes

In addition, on June 7, 2011, the Company entered into a bridge note conversion agreement with certain of its existing bridge note holders to convert all or a portion of the outstanding principal balance (plus accrued interest) of such holders’ 10% conversion promissory notes (the “10% Notes”) into shares of Common Stock at a conversion price of $0.65 per share.  In consideration for conversion, the Company will provide such holders with registration rights as described below.  Holders of $1,017,500 of 10% Notes have converted their 10% Notes into 1,637,663 shares of Common Stock.  As of June 7, 2011, there are $330,000 of 10% Notes outstanding.

Registration Rights

The Company intends to file one or more resale registration statements with the Securities and Exchange Commission (the “SEC”) covering (i) all shares of Common Stock issued in the Offering, excluding shares of Common Stock into which any Warrants are exercisable, (ii) the shares of Common Stock of the Company held by Company stockholders prior to the merger which occurred on April 15, 2011, and (iii) all shares of Common Stock issued upon conversion of the 10% Notes, prior to the filing of such registration statement.  The Company intends to file an initial resale registration statement no later than 90 days following the initial closing, and a second resale registration statement no later than 90 days following the final closing. The Company will use its best efforts to have each such resale registration statement declared effective by the SEC as soon as possible and to maintain its effectiveness until such time as all securities registered under the registration statement have been sold or are otherwise able to be sold under Rule 144 of the Securities Act without regard to volume limitations, whichever is earlier.

The Form of Subscription Agreement, the Form of Common Stock Purchase Warrant, the Form of Placement Agent Warrant, the Form of Bridge Note Conversion Agreement, the Form of Registration Rights Agreement, the Placement Agency Agreement, and the PIPE Escrow Agreement used in connection with the Offering are filed as exhibits to this Current Report on Form 8-K and such documents are incorporated herein by reference.  The foregoing is only a brief description of the material terms such agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01                     Financial Statements and Exhibits.

(d)                               Exhibits

Exhibit Number	Description
4.1	Form of Common Stock Purchase Warrant, filed herewith
4.2	Form of Placement Agent Warrant, filed herewith
10.1	Form of Subscription Agreement, filed herewith.
10.2	Form of Registration Rights Agreement, filed herewith.
10.3	Placement Agency Agreement, dated March 3, 2011, by and between OnPoint Medical Diagnostics, Inc. and Emergent Financial Group, Inc., filed herewith.
10.4	PIPE Escrow Agreement, dated March 3, 2011, by and among Vertical Health Solutions, Inc., OnPoint Medical Diagnostics, Inc. and Private Bank Minnesota, filed herewith.
10.5	Form of Bridge Note Conversion Agreement, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Health Solutions, Inc.

By:	/s/ WILLIAM CAVANAUGH
Name:	William Cavanaugh
Title:	President and Chief Executive Officer

Date:  June 13, 2011